                                                FILED PURSUANT TO RULE 424(b)(3)
                                                  COMMISSION FILE NO.  333-77058

      SUPPLEMENT DATED APRIL 5, 2002 TO PROSPECTUS DATED FEBRUARY 13, 2002

                             SUMMIT SECURITIES, INC.
                INVESTMENT CERTIFICATES, SERIES B AND SERIES B-1

MINIMUM INVESTMENT                        TERM TO MATURITY                     ANNUAL INTEREST RATE
------------------                        ----------------                     --------------------
     $    100                                 120 Months                              8.375%
     $    100                              96 to 119 Months                           8.250%
     $    100                              72 to 95 Months                            8.125%
     $    100                              60 to 71 Months                            8.000%
     $    100                              48 to 59 Months                            7.000%
     $    100                              36 to 47 Months                            6.750%
     $    100                              24 to 35 Months                            6.500%
     $    100                              12 to 23 Months                            5.750%
     $250,000                                120 Months                               8.750%
     $250,000                              60 to 119 Months                           8.500%
                                     INSTALLMENT PAYMENT OPTION
     $  2,000                              60 to 120 Months                           6.500%
                                      DISCOUNT DEBENTURE OPTION              ANNUAL RATE OF ACCRETION
     $  1,000                              36 to 47 Months                            7.000%
     $  1,000                              48 to 59 Months                            7.250%
     $  1,000                              60 to 119 Months                           8.250%
     $  1,000                                120 Months                               8.625%

                          Rates effective April 5, 2002